Exhibit 4.2
EXECUTION VERSION

GUARANTEE AGREEMENT
among
EXPLORER INVESTOR CORPORATION,
EXPLORER MERGER SUB CORPORATION,
as the Initial Borrower,
BOOZ ALLEN HAMILTON INC.,
as the Surviving Borrower,
and the Subsidiary Guarantors party hereto
and
CREDIT SUISSE,
as Administrative Agent
Dated as of July 31, 2008

ANNEXES

Annex I	Assumption Agreement

ii

GUARANTEE AGREEMENT
          GUARANTEE AGREEMENT, dated as of July 31, 2008, among Explorer Investor Corporation, a Delaware corporation (“Holdings”), Explorer Merger Sub Corporation, a Delaware corporation (the “Initial Borrower”), Booz Allen Hamilton Inc., a Delaware corporation into which the Initial Borrower shall be merged (“Booz Allen” or the “Surviving Borrower”), the Subsidiaries of the Surviving Borrower listed on Schedule 1 hereto, and Credit Suisse, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Mezzanine Credit Agreement, dated as of July 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Mezzanine Credit Agreement”), among Holdings, the Initial Borrower, Booz Allen, the Lenders, Credit Suisse, as Administrative Agent, Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, and Lehman Brothers Inc., as Joint Lead Arrangers and Joint Bookrunners.
W I T N E S S E T H:
          WHEREAS, pursuant to the Mezzanine Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower (as defined below) upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor (as defined below);
          WHEREAS, the proceeds of the extensions of credit under the Mezzanine Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Mezzanine Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Mezzanine Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent;
          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Mezzanine Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent as follows:
SECTION 1. DEFINED TERMS
     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Mezzanine Credit Agreement and used herein shall have the meanings given to them in the Mezzanine Credit Agreement.
     (b) The following terms shall have the following meanings:

          “Agreement”: this Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
          “Borrower”: (a) at any time prior to the consummation of the Merger Transactions, the Initial Borrower and (b) upon and at any time after the consummation of the Merger Transactions, the Surviving Borrower.
          “Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Mezzanine Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Mezzanine Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, the Mezzanine Credit Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
          “Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
          “Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors that may become a party hereto as provided herein.
          “Obligations”: (i) in the case of the Borrower, the Borrower Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations.
          “Subsidiary Guarantors”: the Subsidiaries of the Borrower listed on Schedule 1 hereto and any other Subsidiary of the Borrower that may become a party hereto as provided herein.
     1.2 Other Definitional Provisions. (a)The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
SECTION 2. GUARANTEE
     2.1 Guarantee.

     (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent for the ratable benefit of the Administrative Agent, the Lenders and their respective permitted successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
     (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
     (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Mezzanine Credit Agreement the Borrower may be free from any Borrower Obligations, provided that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 6.15.
     (e) No payment (other than payment in full) made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated, provided that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 6.15.
     2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.
     2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the

Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of such Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
     2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Mezzanine Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, or the Supermajority Lenders, or all Lenders, or all Lenders directly affected thereby, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.
     2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, with respect to the Loan Documents and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Mezzanine Credit Agreement or any other Loan Document, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (other than a defense of payment or performance) (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim at the Funding Office.
SECTION 3. REPRESENTATIONS AND WARRANTIES
          To induce the Administrative Agent and the Lenders to enter into the Mezzanine Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower, each Guarantor hereby represents and warrants to each of the Administrative Agent and each other Lender that:
     3.1 Representations in Mezzanine Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 3 of the Mezzanine Credit Agreement to the extent they refer to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each of the Administrative Agent and each other Lender shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Guarantor’s knowledge.
SECTION 4. COVENANTS
          Each Guarantor covenants and agrees with the Administrative Agent and the other Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full (other than contingent and indemnification obligations not yet due and owing) and the Commitments shall have been terminated:

     4.1 Covenants in Mezzanine Credit Agreement. In the case of each Guarantor, to the extent applicable, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.
SECTION 5. REMEDIAL PROVISIONS
     5.1 Application of Proceeds. If an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated pursuant to Section 7 of the Mezzanine Credit Agreement, at any time at the Administrative Agent’s election, the Administrative Agent may apply any proceeds of the guarantee set forth in Section 2 in payment of the Obligations, and shall make any such application in the following order:
     First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Agents under the Loan Documents;
     Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to each of them; and
     Third, any balance of such proceeds remaining after the Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated, shall be paid over to the Borrower or to whomsoever shall be lawfully entitled to receive the same.
SECTION 6. MISCELLANEOUS
     6.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Mezzanine Credit Agreement.
     6.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 9.2 of the Mezzanine Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 2 or at such other address pursuant to notice given in accordance with Section 9.2 of the Mezzanine Credit Agreement.
     6.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     6.4 Enforcement Expenses; Indemnification. Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.5 of the Mezzanine Credit Agreement. The agreements in this Section 6.4 shall survive repayment of the Obligations and all other amounts payable under the Mezzanine Credit Agreement and the other Loan Documents.
     6.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (it being understood that Dispositions permitted under the Mezzanine Credit Agreement shall not be subject to this proviso).
     6.6 Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to the extent permitted by applicable law, upon any amount becoming due and payable by each Guarantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.
     6.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic (i.e., “pdf”) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     6.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     6.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     6.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof.

     6.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     6.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 6.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     6.13 Acknowledgements. Each Guarantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent and the Lenders or among the Guarantors and the Administrative Agent and the Lenders.
     6.14 Additional Guarantors. Each Restricted Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.8 of the Mezzanine Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex I hereto.
     6.15 Releases.
     (a) At such time as the Loans and the other Obligations (other than contingent or indemnification obligations not then due) shall have been paid in full in cash and the Commitments shall have been terminated, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party.
     (b) A Guarantor shall be automatically released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Mezzanine Credit Agreement, or upon the designation of such Guarantor as an Unrestricted Subsidiary as permitted under the Mezzanine Credit Agreement, and the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable to evidence the release of such obligations. All releases or other documents delivered by the Administrative Agent pursuant to this Section 6.15(b) shall be without recourse to, or warranty by, the Administrative Agent.
     (c) Obligations of Guarantors hereunder shall terminate as set forth in Section 9.15 of the Mezzanine Credit Agreement.
     6.16 WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE ADMINISTRATIVE AGENT AND EACH LENDER, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

CREDIT SUISSE, CAYMAN ISLANDS BRANCH as Administrative Agent
By:	/s/ John D. Toronto
	Name:	John D. Toronto
	Title:	Director

By:	/s/ Shaheen Malik
	Name:	Shaheen Malik
	Title:	Associate

EXPLORER MERGER SUB CORPORATION, as Initial Borrower
By:	/s/ Ian Fujiyama
	Name:	Ian Fujiyama
	Title:	Vice President

BOOZ ALLEN HAMILTON INC., as Surviving Borrower
By:	/s/ Ralph Shrader
	Name:	Ralph Shrader
	Title:	Chairman and Chief Executive Officer

By:	/s/ CG Appleby
	Name:	CG Appleby
	Title:	Secretary

EXPLORER INVESTOR CORPORATION, as Guarantor
By:	/s/ Ian Fujiyama
	Name:	Ian Fujiyama
	Title:	Vice President

ASE, INC., as Guarantor
By:	/s/ CG Appleby
	Name:	CG Appleby
	Title:	Senior Vice President

AESTIX, INC., as Guarantor
By:	/s/ CG Appleby
	Name:	CG Appleby
	Title:	Secretary

BOOZ ALLEN TRANSPORTATION INC., as Guarantor
By:	/s/ CG Appleby
	Name:	CG Appleby
	Title:	Secretary

Schedule 1
SUBSIDIARY GUARANTORS
Aestix, Inc.
ASE, Inc.
Booz Allen Transportation Inc.

Schedule 2
NOTICE ADDRESSES OF GUARANTORS

Guarantor	Address for Notices

Aestix, Inc.	8283 Greensboro Drive McLean, VA 22102

ASE, Inc.	8283 Greensboro Drive McLean, VA 22102

Booz Allen Transportation Inc.	8283 Greensboro Drive McLean, VA 22102

Explorer Investor Corporation	1001 Pennsylvania Ave., NW, Ste 220S Washington, DC 20004

Annex I to
Guarantee Agreement
          ASSUMPTION AGREEMENT, dated as of                      ___, 20___, made by                                                              (the “Additional Guarantor”), in favor of Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Mezzanine Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Mezzanine Credit Agreement.
W I T N E S S E T H:
          WHEREAS, Explorer Investor Corporation, a Delaware corporation (“Holdings”), Explorer Merger Sub Corporation, a Delaware corporation (the “Initial Borrower”), Booz Allen Hamilton Inc., a Delaware corporation into which the Initial Borrower shall be merged (“Booz Allen” or the “Surviving Borrower”), the several banks and other financial institutions or entities from time to time parties to the Mezzanine Credit Agreement (the “Lenders”), Credit Suisse, as Administrative Agent (in such capacity, the “Administrative Agent”) and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Lehman Brothers Inc., as Joint Lead Arrangers and Joint Bookrunners have entered into that certain Mezzanine Credit Agreement, dated as of July 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Mezzanine Credit Agreement”);
          WHEREAS, in connection with the Mezzanine Credit Agreement, the Borrower (as such term is defined in the Guarantee Agreement) and certain of its Affiliates (other than the Additional Guarantor) have entered into the Guarantee Agreement, dated as of July 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;
          WHEREAS, the Mezzanine Credit Agreement requires the Additional Guarantor to become a party to the Guarantee Agreement; and
          WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. Guarantee Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 6.14 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 2 to the Guarantee Agreement. The Additional Guarantor hereby represents and warrants, to the extent applicable, that each of the representations and warranties contained in Section 3 of the Guarantee Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR], as Guarantor
By:
Name:
Title:

2

Annex I-A to
Assumption Agreement
Supplement to Schedule 2